AMB PROPERTY L.P.
EXHIBIT 32.2
Certification of Chief Executive Officer and Chief Financial Officer
Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of AMB Property Corporation, the sole general partner of AMB Property, L.P. (the “Operating Partnership”), hereby certifies, to such officer’s knowledge, that:
     (i) the accompanying Quarterly Report on Form 10-Q of the Operating Partnership for the quarterly period ended March 31, 2011 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and
     (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Operating Partnership.

Date: May 9, 2011	/s/ HAMID R. MOGHADAM
Hamid R. Moghadam
Chairman of the Board and Chief Executive Officer

/s/ THOMAS S. OLINGER
Thomas S. Olinger
Chief Financial Officer

     The foregoing certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. § 1350, and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Operating Partnership, whether made before or after the date hereof, regardless of any general incorporation language in such filing.